[SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                        November 14, 2000



VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


          Re:  TheStreet.com, Inc.
               Quarterly Report on Form 10-Q

Ladies and Gentlemen:

          Enclosed for electronic filing pursuant to the Securities Exchange Act of 1934, as amended, on behalf of TheStreet.com, Inc., a Delaware corporation (the "Company"), please find the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000.

          If you have any questions or comments concerning the enclosed materials, please do not hesitate to call the undersigned at (212) 735-7876.

                                        Very truly yours,



                                        /s/ Avinash V. Ganatra
                                        ----------------------------------------
                                        Avinash V. Ganatra

Enclosure